UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boots & Coots, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     As previously disclosed, on April 9, 2010, Halliburton Company, a Delaware corporation (“Halliburton”), Gradient, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Halliburton, and Boots & Coots, Inc., a Delaware corporation (“Boots & Coots”), entered into an Agreement and Plan of Merger.
Additional Disclosure
     Halliburton and Boots & Coots are providing certain additional disclosure that supplements disclosure contained in the proxy statement/prospectus dated August 10, 2010 and previously mailed to Boots & Coots stockholders. The following additional disclosure should be read in conjunction with the proxy statement/prospectus, both of which should be read in their entirety. The additional disclosure is as follows:
The Merger — Background of the Merger
     Discussions with Company A
     The first full paragraph on page 41 of the proxy statement/prospectus describes Mr. Winchester’s recollection of his conversation with an executive of Company A that took place on January 19, 2010. The following paragraph replaces the first full paragraph on page 41 of the proxy statement/prospectus and has been supplemented to describe the recollection of the executive of Company A:
On January 19, 2010, an executive of Company A telephoned Mr. Winchester and again expressed interest in acquiring Boots & Coots. During their discussion and according to Mr. Winchester, Mr. Winchester stated that any proposal would have to represent a premium in excess of 70% to the current market price of Boots & Coots common stock (which was then $1.74 per share) to be considered seriously and that an all stock-for-stock transaction as had been suggested in the August letter was not likely to be considered attractive by the Boots & Coots board of directors. According to Mr. Winchester, the executive of Company A indicated a willingness to consider such a premium and some flexibility in the form of consideration in a potential transaction. According to the executive of Company A, however, the executive proposed an acquisition of Boots & Coots that would generate a price of $3.00 per share of Boots & Coots common stock, and Mr. Winchester did not state that any proposal would have to represent a premium in excess of 70% to the current market price of Boots & Coots common stock because such $3.00 per share proposal was in excess of 70% of the current market price of Boots & Coots common stock. In addition, although the executive of Company A recalls being asked whether an all stock deal was the only currency Company A would consider and telling Mr. Winchester that Company A would consider a stock and cash deal, or maybe even all cash, the executive of Company A does not recall that Mr. Winchester stated that an all stock-for-stock transaction was unlikely to be considered attractive by the Boots & Coots board of directors.
     Also, the penultimate paragraph on page 41 of the proxy statement/prospectus states that, on March 3, 2010, Mr. Winchester informed a representative of Company A that management of Boots & Coots was focused on other matters at that time. The proxy statement/prospectus is supplemented to reflect that the conversation between Mr. Winchester and the representative of Company A took place on February 24, 2010 rather than March 3, 2010.
Forward-Looking Statements
     Statements in this report that are not historical statements, including statements regarding future performance and the merger (including the valuation, benefits, results, effects and timing thereof) are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Halliburton’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to receive the approval of Boots & Coots’ stockholders; satisfaction of the conditions to the closing of the merger; costs and difficulties related to integration of Boots & Coots’ businesses and operations; delays, costs and difficulties relating to the merger; results of cash/stock elections of Boots & Coots’ stockholders; results of litigation and investigations; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, and foreign exchange rates and controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton’s Form 10-K for the year ended December 31, 2009, Form 10-Qs for the quarters ended March 31, 2010 and June 30, 2010, recent Current Reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings, as well as Boots & Coots’ Form 10-K for the year ended December 31, 2009, as amended, Form 10-Qs for the quarters ended March 31, 2010 and June 30, 2010, recent Current Reports on Form 8-K, and other SEC filings, discuss some of the important risk factors identified that may affect Halliburton’s and Boots & Coots’ business, results of operations, and financial condition. Neither Halliburton nor Boots & Coots undertake any obligation to revise or update publicly any forward-looking statements for any reason.
Additional Information
     In connection with Halliburton’s proposed acquisition of Boots & Coots, Halliburton has filed with the SEC a registration statement on Form S-4 containing a prospectus of Halliburton and a proxy statement of Boots & Coots and other documents related to the proposed transaction. The registration statement has been declared effective by the SEC. Boots & Coots filed the definitive proxy statement/prospectus with the SEC on August 11, 2010, and the definitive proxy statement/prospectus was mailed to Boots & Coots stockholders on August 13, 2010. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AS SUPPLEMENTED BY THIS CURRENT REPORT ON FORM 8-K, AND ANY OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HALLIBURTON, BOOTS & COOTS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement, the definitive proxy statement/prospectus and other documents containing information about Halliburton and Boots & Coots, without charge, at the SEC’s web site at www.sec.gov. Copies of Halliburton’s SEC filings may also be obtained for free by directing a request to investors@halliburton.com (Halliburton; 1-281-871-2688). Copies of the Boots & Coots’ SEC filings may also be obtained for free by directing a request to investorrelations@boots-coots.com (Boots & Coots; 1-281-931-8884).